Exhibit 23.2

KPMG LLP New Jersey Headquarters 51 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 1, 2021, with respect to the consolidated financial statements of Investors Bancorp, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

Short Hills, New Jersey

October 5, 2021